Exhibit 3.1 SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF FINANCE OF AMERICA COMPANIES INC. The present name of the corporation is Finance of America Companies Inc. (the “Corporation”). The Corporation was incorporated under the name “Finance of America Companies Inc.” by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on October 9, 2020. This Second Amended and Restated Certificate of Incorporation of the Corporation, which amends, restates and integrates the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, as heretofore amended, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware and by the written consent of the requisite stockholders in accordance with Section 228 of the General Corporation Law of the State of Delaware. The Amended and Restated Certificate of Incorporation of the Corporation, as heretofore amended, is hereby amended and restated to read in its entirety as follows: ARTICLE I Section 1.1. Name. The name of the Corporation is Finance of America Companies Inc. (the “Corporation”). ARTICLE II Section 2.1. Address. The address of the registered office of the Corporation in the State of Delaware is 251 Little Falls Drive, Wilmington, County of New Castle, State of Delaware 19808; and the name of the Corporation’s registered agent at such address is Corporation Service Company. ARTICLE III Section 3.1. Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware (the “DGCL”). ARTICLE IV Section 4.1. Capitalization. The total number of shares of all classes of stock that the Corporation is authorized to issue is 6,601,000,000 shares, divided into three classes as follows: (i) 5,951,000,000 shares of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”); (ii) 50,000,000 shares of Class B Common Stock, par value $0.0001 per share (“Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”); and (iii) 600,000,000 shares of Preferred Stock, par value $0.0001 per share (“Preferred Stock”). The number of authorized shares of any of the Class A Common Stock, Class B Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the requisite vote of the stockholders entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Class A Common Stock, Class B Common Stock or Preferred Stock voting separately as a class shall be required therefor, unless a vote of any such holder is required pursuant to this Second Amended and Restated Certificate of Incorporation of the Corporation (including any certificate of designation relating to any series of Preferred Stock) (as the same may be amended and/or restated from time to time, the “Restated Certificate of Incorporation”).

2 Section 4.2. Preferred Stock. (A) The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized, by resolution or resolutions thereof, at any time and from time to time, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the powers (including voting powers), if any, and the preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, of the shares of such series and to cause to be filed with the Secretary of State of the State of Delaware a certificate of designation with respect thereto. The designations, powers (including voting powers), preferences and relative, participating, optional, special or other rights of each series of Preferred Stock, if any, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series of Preferred Stock at any time outstanding. (B) Except as otherwise required by applicable law, holders of a series of Preferred Stock, as such, shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by the Restated Certificate of Incorporation. (C) Pursuant to the authority conferred upon it by this Article IV, the Board created a series of 50,000 shares of Preferred Stock designated as Series A Convertible Perpetual Preferred Stock (the “Series A Preferred Stock”) by filing a Certificate of Designations of Series A Preferred Stock with the Secretary of State of the State of Delaware (the “Secretary of State”) that became effective at 8:00 a.m. (Eastern Time) on December 15, 2025, and the powers (including voting powers), designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Series A Preferred Stock are set forth on Annex A hereto and are incorporated herein by reference. Section 4.3. Common Stock. (A) Voting Rights. (1) Except as may otherwise be provided in the Restated Certificate of Incorporation or by applicable law, each holder of record of Class A Common Stock, as such, shall be entitled to one vote for each share of Class A Common Stock held of record by such holder on all matters on which stockholders generally or holders of Class A Common Stock as a separate class are entitled to vote (whether voting separately as a class or together with one or more classes of the Corporation’s capital stock); provided, however, that, to the fullest extent permitted by applicable law, holders of Class A Common Stock, as such, shall have no voting power with respect to, and shall not be entitled to vote on, any amendment to the Restated Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Restated Certificate of Incorporation or pursuant to the DGCL. (2) Except as otherwise provided in the Restated Certificate of Incorporation or applicable law, each holder of record of Class B Common Stock, as such, shall be entitled to one vote for each share of Class B Common Stock held of record by such holder on all matters on which stockholders generally or holders of Class B Common Stock as a separate class are entitled to vote (whether voting separately as a class or together with one or more classes of the Corporation’s capital stock); provided, that, upon the occurrence of any split or combination of the Class A Units of Finance of America Equity Capital LLC (“FOAEC” and such units, the “LLC Units”), the issued shares of

3 Class B Common Stock shall be automatically split or combined into a greater or lesser number of shares of Class B Common Stock at the same ratio as such split or combination of the LLC Units; provided, further, that, if at any time the ratio at which LLC Units are exchangeable for shares of Class A Common Stock changes from one-to-one pursuant to the terms of the Exchange Agreement, dated as of April 1, 2021, by and among the Corporation, FOAEC and the holders of LLC Units party thereto (as the same may be amended, supplemented, restated or otherwise modified from time to time the “Exchange Agreement”) (other than as a result of a split or combination for which an adjustment has been made pursuant to the immediately preceding proviso), the number of votes to which each holder of record of Class B Common Stock is entitled to cast on any matter shall be automatically adjusted accordingly. Notwithstanding the foregoing, to the fullest extent permitted by applicable law, holders of Class B Common Stock, as such, shall have no voting power with respect to, and shall not be entitled to vote on, any amendment to the Restated Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Restated Certificate of Incorporation or pursuant to the DGCL. (3) Except as otherwise provided in the Restated Certificate of Incorporation or required by applicable law, the holders of record of Common Stock shall vote together as a single class (or, if the holders of record of one or more outstanding series of Preferred Stock are entitled to vote together with the holders of record of Common Stock, as a single class, together with the holders of record of such one or more series of Preferred Stock) on all matters submitted to a vote of the stockholders generally. (B) Dividends and Distributions. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any other outstanding class or series of stock of the Corporation, having a preference over or the right to participate with the Class A Common Stock with respect to the payment of dividends and other distributions in cash, property or shares of stock of the Corporation, the holders of Class A Common Stock, as such, shall be entitled to receive such dividends and other distributions in cash, property or shares of stock of the Corporation when, as and if declared thereon by the Board from time to time out of the assets or funds of the Corporation that are by applicable law available therefor. The holders of Class B Common Stock, as such, shall not be entitled to receive any dividends or other distributions in cash, property or shares of stock of the Corporation. (C) Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and subject to the right, if any, of the holders of any outstanding series of Preferred Stock or any other outstanding class or series of stock of the Corporation having a preference over or the right to participate with the Class A Common Stock as to distributions upon dissolution or liquidation or winding up of the Corporation, the holders of Class A Common Stock, as such, shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares of Class A Common Stock held by each such stockholder. The holders of Class B Common Stock, as such, shall not be entitled to receive any assets of the Corporation in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation. (D) Transfer of Class B Common Stock. In the event that any outstanding share of Class B Common Stock shall cease to be held directly or indirectly by a holder of an LLC Unit as set forth in the books and records of FOAEC, such share, if not transferred to another holder of LLC Units, shall automatically and without further action on the part of the Corporation or any holder of Class B Common Stock be transferred to the Corporation for no consideration and thereupon shall be cancelled.

4 (E) Reclassification. Effective immediately upon the effectiveness of the filing of the Restated Certificate of Incorporation (the “Filing Effective Time”), each share of Class B common stock, par value $0.0001 per share, of the Corporation (the “Prior Class B Common Stock”), issued and outstanding immediately prior to the Filing Effective Time and held of record by a holder of LLC Units as of the Filing Effective Time shall be automatically reclassified as a number of shares of Class B Common Stock equal to the number of LLC Units held by such holder as of the Filing Effective Time. ARTICLE V Section 5.1. Bylaws. In furtherance and not in limitation of the powers conferred by the DGCL, the Board is expressly authorized to make, amend, alter, change, add to or repeal, in whole or in part, the bylaws of the Corporation (as the same may be amended and/or restated from time to time, the “Bylaws”). In addition to any affirmative vote required by the Restated Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required in order for the stockholders of the Corporation to alter, amend, repeal or rescind, in whole or in part, any provision of the Bylaws or to adopt any provision inconsistent therewith. ARTICLE VI Section 6.1. Board of Directors. (A) Except as otherwise provided in the Restated Certificate of Incorporation and the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board. (B) Subject to the rights, if any, granted to the holders of any one or more outstanding series of Preferred Stock to elect one or more directors (collectively, the “Preferred Directors” and each a “Preferred Director”), any newly-created directorship on the Board that results from an increase in the total number of directors and any vacancy occurring in the Board (whether by death, resignation, disqualification, removal or other cause) shall be filled by the affirmative vote of a majority of the directors then in office (other than any Preferred Director), although less than a quorum, or by the stockholders; provided that, at any time when the Principal Stockholder (as defined below) beneficially owns, in the aggregate, less than 30% of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors (a “Voting Rights Threshold Period”), any newly-created directorship on the Board that results from an increase in the total number of directors and any vacancy occurring in the Board (whether by death, resignation, disqualification, removal or other cause) shall be filled solely and exclusively by the affirmative vote of a majority of the directors then in office (other than any Preferred Director), although less than a quorum. Any director so elected to fill a vacancy or newly created directorship shall hold office until his or her successor shall be elected and qualified, or until his or her earlier death, resignation disqualification or removal. (C) Any or all of the directors (other than any Preferred Directors) may be removed at any time either with or without cause by the affirmative vote of a majority in voting power of all outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class. (D) During any period when the holders of any outstanding series of Preferred Stock, voting separately as a series or together with one or more other outstanding series of Preferred Stock, have the right to elect one or more Preferred Directors pursuant to the provisions of the Restated Certificate of Incorporation, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of Preferred Directors, and the holders of such series of Preferred

5 Stock shall be entitled to elect such Preferred Director or Preferred Directors; and (ii) each such Preferred Director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, resignation, disqualification or removal. Except as otherwise provided by the Restated Certificate of Incorporation, whenever the holders of any outstanding series of Preferred Stock having such right to elect one or more Preferred Directors are divested of such right pursuant to the provisions of the Restated Certificate of Incorporation, the terms of office of each such Preferred Director elected by the holders of such series of Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate (in which case, each such director shall thereupon cease to be qualified as, and shall cease to be, a director) and the total authorized number of directors of the Corporation shall be automatically reduced accordingly. (E) Directors of the Corporation need not be elected by written ballot unless the Bylaws shall so require. ARTICLE VII Section 7.1. Meetings of Stockholders. At any time during any Voting Rights Threshold Period, any action required or permitted to be taken by the holders of stock of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent by such holders unless such action is recommended by all directors of the Corporation then in office; provided, however, that any action required or permitted to be taken by the holders of Class B Common Stock, voting separately as a class, or, to the extent expressly permitted by the provisions of the Restated Certificate of Incorporation relating to one or more outstanding series of Preferred Stock, by the holders of such series of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, shall be signed by the holders of outstanding shares of the relevant class or series having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with the DGCL. Subject to the rights of the holders of any outstanding series of Preferred Stock, special meetings of the stockholders of the Corporation for any purpose or purposes may be called only by or at the direction of the Board, the Chairman of the Board or the Chief Executive Officer of the Corporation; provided, however, that special meetings of the stockholders of the Corporation for any purpose or purposes shall also be called by or at the direction of the Board or the Chairman of the Board at the request of the Principal Stockholder except at any time during any Voting Rights Threshold Period. ARTICLE VIII Section 8.1. Limited Liability of Directors and Officers. No director or officer of the Corporation will have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, as applicable, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended. Neither the amendment, modification, repeal nor elimination of this Article VIII shall effect its application with respect to any act or omission occurring before such amendment, modification, repeal or elimination. ARTICLE IX Section 9.1. Competition and Corporate Opportunities. (A) In recognition and anticipation that (i) members of the Board who are not employees of the Corporation (“Non-Employee Directors”) and their respective Affiliates and Affiliated Entities (each, as

6 defined below) may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage and (ii) the Principal Stockholder and its Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, the provisions of this Article IX are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of business opportunities as they may involve any of the Non-Employee Directors, the Principal Stockholder or their respective Affiliates and the powers, rights, duties and liabilities of the Corporation and its directors, officers and stockholders in connection therewith. (B) To the fullest extent permitted by applicable law, the Corporation hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity that may be a corporate opportunity for (i) any Non-Employee Director (including any Non-Employee Director who serves as an officer of the Corporation in both his or her director and officer capacities) or his or her Affiliates or Affiliated Entities, (ii) the Principal Stockholder or its Affiliates, and (iii) the Corporation or any of its Affiliates, except as provided in Section 9.1(C) of this Article IX. (C) Notwithstanding the foregoing provision of this Article IX, the Corporation does not renounce its interest in any corporate opportunity offered to any Non-Employee Director (including any Non- Employee Director who serves as an officer of the Corporation in both his or her director and officer capacities) if such opportunity is expressly offered to such Non-Employee Director solely in his or her capacity as a director or officer of the Corporation, and the provisions of Section 9.1(B) of this Article IX shall not apply to any such corporate opportunity. (D) In addition to and notwithstanding the foregoing provisions of this Article IX, a potential corporate opportunity shall not be deemed to be a corporate opportunity of the Corporation if it is a business opportunity that (i) the Corporation is neither financially or legally able, nor contractually permitted, to undertake, (ii) from its nature, is not in the line of the Corporation’s business or is of no practical advantage to the Corporation or (iii) is one in which the Corporation has no interest or reasonable expectancy. (E) For purposes of this Article IX, (i) “Affiliate” shall mean (a) in respect of a Non-Employee Director, any Person (as defined below) that, directly or indirectly, is controlled (as defined below) by such Non-Employee Director (other than the Corporation and any Person that is controlled by the Corporation), (b) in respect of the Principal Stockholder, a Person that, directly or indirectly, is controlled by the Principal Stockholder, controls the Principal Stockholder or is under common control with the Principal Stockholder and shall include any principal, member, director, partner, stockholder, officer, employee or other representative of any of the foregoing (other than the Corporation and any entity that is controlled by the Corporation) and (c) in respect of the Corporation, any Person that, directly or indirectly, is controlled by the Corporation; (ii) “Affiliated Entity” shall mean (a) any Person of which a Non-Employee Director serves as an officer, director, employee, agent or other representative (other than the Corporation and any Person that is controlled by the Corporation), (b) any direct or indirect partner, stockholder, member, manager or other representative of such Person or (c) any Affiliate of any of the foregoing; and (iii) “Person” shall mean any individual, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity. (F) For the purposes of this Article IX, “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting stock, by contract, or otherwise. A Person who is the owner of 20% or more in voting power of the

7 outstanding voting stock of a corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Section (F) of Article IX, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity. (G) To the fullest extent permitted by applicable law, any Person purchasing or otherwise acquiring any interest in any shares of stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article IX. ARTICLE X Section 10.1. DGCL Section 203 and Business Combinations. (A) The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL. (B) Notwithstanding the foregoing, the Corporation shall not engage in any business combination (as defined below), at any point in time at which shares of Class A Common Stock are registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with any interested stockholder (as defined below) for a period of three years following the time that such stockholder became an interested stockholder, unless: (1) prior to such time, the Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or (2) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or (3) at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the Corporation which is not owned by the interested stockholder. (C) For purposes of this Article X, references to: (1) “Affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person. (2) “associate,” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

8 (3) “Principal Stockholder” means Libman Family Holdings, LLC and affiliated persons, collectively. (4) “Principal Stockholder Direct Transferee” means any person that acquires (other than in a registered public offering) directly from the Principal Stockholder or any of its successors or any “group,” or any member of any such group, of which such persons are a party under Rule 13d- 5 of the Exchange Act, beneficial ownership of 15% or more of the then outstanding voting stock of the Corporation. (5) “Principal Stockholder Indirect Transferee” means any person that acquires (other than in a registered public offering) directly from the Principal Stockholder Direct Transferee or any other Principal Stockholder Indirect Transferee, beneficial ownership of 15% or more of the then outstanding voting stock of the Corporation. (6) “business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means: a. any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (i) with the interested stockholder, or (ii) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation, Section (B) of this Article X is not applicable to the surviving entity; b. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation; c. any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (i) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (ii) pursuant to a merger under Section 251(g) of the DGCL; (iii) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (iv) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (v) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (iii) through (v) of this subsection c. shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);

9 d. any transaction involving the Corporation or any direct or indirect majority- owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or e. any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections a. through d. above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary. (7) “control,” including the terms “controlling,” “controlled by” and “under common control with,” shall have the meaning set forth in Section 9.1(F). (8) “interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the Corporation, or (ii) is an Affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and the Affiliates and associates of such person; but “interested stockholder” shall not include (a) the Principal Stockholder, any Principal Stockholder Direct Transferee, any Principal Stockholder Indirect Transferee or any of their respective Affiliates or successors or any “group,” or any member of any such group, to which such persons are a party under Rule 13d-5 of the Exchange Act, or (b) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation; provided, further, that in the case of clause (b), such person shall be an interested stockholder if thereafter, such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an “interested stockholder”, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise. (9) “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its Affiliates or associates: a. beneficially owns such stock, directly or indirectly; or b. has (i) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s Affiliates or associates until such tendered stock is accepted for purchase or exchange; or (ii) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or

10 understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or c. has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (ii) of subsection b. above), or disposing of such stock with any other person that beneficially owns, or whose Affiliates or associates beneficially own, directly or indirectly, such stock. (10) “person” means any individual, corporation, partnership, unincorporated association or other entity. (11) “stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest. (12) “voting stock” means stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity. Every reference to a percentage of voting stock shall refer to such percentages of the votes of such voting stock. ARTICLE XI Section 11.1. Severability. If any provision or provisions of the Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of the Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of the Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not, to the fullest extent permitted by applicable law, in any way be affected or impaired thereby. Section 11.2. Amendment. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in the Restated Certificate of Incorporation, and other provisions of the DGCL at the time in force may be added or inserted, in the manner now or hereafter prescribed by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to the Restated Certificate of Incorporation are granted subject to the rights reserved in this Section 11.2. ARTICLE XII Section 12.1. Forum. (A) Unless the Corporation consents in writing to an alternative forum, the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware) shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, stockholder or employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising under any provision of the DGCL, the Restated Certificate of Incorporation or the Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine. Any person or entity

11 that acquires or holds any interest in shares of stock of the Corporation will be deemed to have notice of and consented to the provisions of this section. (B) Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by applicable law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the federal securities laws of the United States, including, in each case, the applicable rules and regulations promulgated thereunder. Any person or entity that acquires or holds any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this section. * * *

IN WITNESS WHEREOF, the Corporation has caused this Second Amended and Restated Certificate of Incorporation to be signed by the undersigned duly authorized officer as of this 31st day of July, 2026. FINANCE OF AMERICA COMPANIES INC. By: /s/ Lauren Richmond Name: Lauren Richmond Title: Chief Legal Officer, General Counsel and Secretary

Annex A Certificate of Designations of the Series A Convertible Perpetual Preferred Stock

CERTIFICATE OF DESIGNATIONS OF SERIES A CONVERTIBLE PERPETUAL PREFERRED STOCK OF FINANCE OF AMERICA COMPANIES INC. Pursuant to Section 151 of the Delaware General Corporation Law (as amended, supplemented or restated from time to time, the “DGCL”), FINANCE OF AMERICA COMPANIES INC., a corporation organized and existing under the laws of the State of Delaware (the “Company”), in accordance with the provisions of Section 103 of the DGCL, DOES HEREBY CERTIFY: That the Amended and Restated Certificate of Incorporation of the Company (as amended and as may be further amended from time to time, the “Certificate of Incorporation”), authorizes the issuance of 6,601,000,000 shares of capital stock, consisting of (i) 6,000,000,000 shares of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), (ii) 1,000,000 shares of Class B Common Stock, par value $0.0001 per share (“Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”)), and (iii) 600,000,000 shares of Preferred Stock, par value $0.0001 per share (“Preferred Stock”); That, pursuant to the provisions of the Certificate of Incorporation, the Board of the Company is authorized to fix by resolution or resolutions the designations and the powers, including voting powers, if any, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, of any series of Preferred Stock, and to fix the number of shares constituting any such series. That, pursuant to the authority conferred upon the Board by the Certificate of Incorporation, the Board adopted the following resolution designating a new series of Preferred Stock as “Series A Convertible Perpetual Preferred Stock”: RESOLVED, that, pursuant to the authority vested in the Board in accordance with the provisions of Article IV of the Certificate of Incorporation and the provisions of Section 151 of the DGCL, a series of Preferred Stock of the Company is hereby authorized, and the number of shares to be included in such series, and the designations, powers (including voting powers), preferences and relative, participating, optional, special or other rights of the shares of Preferred Stock included in such series, and the qualifications, limitations and restrictions thereof, shall be as follows: SECTION 1. Designation and Number of Shares. The shares of such series of Preferred Stock shall be designated as “Series A Convertible Perpetual Preferred Stock” (the “Series A Preferred Stock”). The number of authorized shares constituting the Series A Preferred Stock shall be 50,000. That number from time to time may be increased or decreased (but not below the number of shares of Series A Preferred Stock then outstanding) by further resolution duly adopted by the Board, or any duly authorized committee thereof and by the filing of a certificate pursuant to the provisions of the DGCL stating that such increase or decrease, as applicable, has been so authorized.

2 SECTION 2. Ranking. The Series A Preferred Stock will rank in right of payment, with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company: (a) on a parity basis with each other class or series of Capital Stock of the Company now existing or hereafter authorized, the terms of which expressly provide that such class or series ranks on a parity basis with the Series A Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (such Capital Stock, “Parity Stock”); (b) junior to each other class or series of Capital Stock of the Company now existing or hereafter authorized, the terms of which expressly provide that such class or series ranks senior to the Series A Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (such Capital Stock, “Senior Stock”); and (c) senior to the Common Stock and each other class or series of Capital Stock of the Company now existing or hereafter authorized, the terms of which do not expressly provide that such class or series ranks on a parity basis with or senior to the Series A Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (such Capital Stock, “Junior Stock”). SECTION 3. Definitions. As used in this Certificate of Designations: “Accrued Dividend Record Date” has the meaning set forth in Section 4(e). “Accrued Dividends” means, as of any date, with respect to any share of Series A Preferred Stock, all Dividends that have accrued on such share pursuant to Section 4(c), whether or not declared, but that have not, as of such date, been paid in cash. “Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person; provided, however, (i) that the Company and its Subsidiaries on the one hand and any Investor Party or any of the Investor Party’s Affiliates on the other hand shall not be deemed to be Affiliates and (ii) portfolio companies (as such term is customarily used among institutional investors) in which any Investor Party or any of its Affiliates has an investment (whether as debt or equity) shall not be deemed an Affiliate of such Investor Party or the Investor Party’s Affiliates. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise. Any Person shall be deemed, for purposes of this Certificate of Designations, to “beneficially own”, to have “beneficial ownership” of, or to be “beneficially owning” any securities (which securities shall also be deemed “beneficially owned” by such Person) that such Person is deemed to “beneficially own” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act; provided that any Person shall be deemed to beneficially own any securities that

3 such Person has the right to acquire, whether or not such right is exercisable within sixty (60) days or thereafter (including assuming conversion of all Series A Preferred Stock, if any, owned by such Person to Common Stock). “Applicable Treasury Rate” means, as of any date of determination, the weekly average (for the most recently completed week for which such information is available) of the yield to maturity of 10-year United States Treasury securities. “As-Converted Value” means the positive difference, if any, between (x) the amount that would be payable to a share of Series A Preferred Stock in connection with a Liquidation Event assuming such share had been converted into Class A Common Stock, in accordance with Section 6 without regard to any of the limitations on convertibility contained therein (and, for clarity, excluding any cash amounts that may be payable upon conversion pursuant to clauses (ii) and (iii) of Section 6), immediately prior to the occurrence of such Liquidation Event and (y) $1,000. “Board” means with respect to the Company, the Company’s board of directors and with respect to any other Person means the board of directors, board of managers, sole member or managing member or other governing body of such Person, or if such Person is owned or managed by a single entity or has a general partner, the board of directors, board of managers, sole member or managing member or other governing body of such entity or general partner, or in each case, any duly authorized committee thereof, and the term “director” means a member of the applicable Board. “Business Day” means any weekday that is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to be closed. “Bylaws” means the Amended and Restated Bylaws of the Company, as may be amended from time to time. “Capital Stock” means, with respect to any Person, any and all shares of, interests in, rights to purchase, warrants to purchase, options for, participations in or other equivalents of or interests in (however designated) stock issued or issuable by such Person, including by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization or similar transactions. “Certificate of Designations” means this Certificate of Designations relating to the Series A Preferred Stock, as it may be amended from time to time. “Certificate of Incorporation” has the meaning set forth in the recitals above. “Change of Control” means the occurrence of any of the following after the Original Issuance Date: (a) the sale, lease, transfer, conveyance or other disposition in one or a series of related transactions (other than by merger, consolidation or amalgamation), of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than

4 any Permitted Holder, the Company, FOAEC or any wholly owned subsidiary of FOAEC; provided that such sale, lease, transfer, conveyance or other disposition shall not constitute a Change of Control unless any Person (other than any Permitted Holder) or Persons (other than any Permitted Holders) that are together a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), directly or indirectly, of more than 50.0% of the total voting power of the Voting Stock of the transferee Person in such sale, lease, transfer, conveyance or other disposition of assets, as the case may be; (b) the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by (A) any Person (other than any Permitted Holder) or (B) Persons (other than any Permitted Holders) that are together a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d- 5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50.0% of the total voting power of the Voting Stock of the Company directly or indirectly through any of its direct or indirect parent holding companies, in each case, other than in connection with any transaction or series of transactions in which the Company shall become a Subsidiary of a Holding Company; or (c) shares of Class A Common Stock or shares of any other Capital Stock of the Company into which the Series A Preferred Stock is convertible (including as a result of any transaction described in clauses (a) or (b) above) are not listed for trading on any United States national securities exchange or cease to be traded in contemplation of a de-listing. Notwithstanding the preceding or any provision of Rule 13d-3 or 13d-5 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Stock subject to an equity or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement, (ii) if any group (other than a Permitted Holder) includes one or more Permitted Holders, the issued and outstanding Voting Stock of the Company owned, directly or indirectly, by any Permitted Holders that are part of such group shall not be treated as being beneficially owned by such group or any other member of such group for purposes of determining whether a Change of Control has occurred and (iii) a Person or group will not be deemed to beneficially own the Voting Stock of another Person as a result of its ownership of Voting Stock or other securities of such other Person’s parent entity (or related contractual rights) unless it owns 50.0% or more of the total voting power of the Voting Stock entitled to vote for the election of directors of such parent entity having a majority of the aggregate votes on the Board of such parent entity. “Class A Common Stock” has the meaning set forth in the recitals above.

5 “Clause A Distribution” has the meaning set forth in Section 9(c). “Clause B Distribution” has the meaning set forth in Section 9(c). “Clause C Distribution” has the meaning set forth in Section 9(c). “Close of Business” means 5:00 p.m. (New York City time). “Closing Price” of the Common Stock on any date of determination means the closing sale price or, if no closing sale price is reported, the Last Reported Sale Price, of the shares of the Common Stock on the NYSE on such date. If the Common Stock is not traded on the NYSE on any date of determination, the Closing Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal United States securities exchange or automated quotation system on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the Last Reported Sale Price on the principal United States securities exchange or automated quotation system on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a United States securities exchange or automated quotation system, the last quoted bid price for the Common Stock in the over-the-counter market as reported by OTC Markets Group Inc. or any similar organization, or, if that bid price is not available, the market price of the Common Stock on that date as determined by an Independent Financial Advisor retained by the Company for such purpose. “Common Dividend” has the meaning assigned to such term in Section 4(g). “Common Dividend Cap” means, as of any date of determination, an amount equal to the lesser of (i) the Company’s cumulative adjusted net income (as reported in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended) for the four consecutive fiscal quarters most recently ended prior to the date of determination and (ii) the product of the Company’s Market Capitalization multiplied by the Applicable Treasury Rate. “Common Stock” has the meaning set forth in the recitals above. “Company” has the meaning set forth in the recitals above. “Conversion Agent” means the Transfer Agent acting in its capacity as conversion agent for the Series A Preferred Stock, and its successors and assigns. “Conversion Date” has the meaning set forth in Section 7(a). “Conversion Notice” has the meaning set forth in Section 7(a)(i). “Conversion Price” means in respect of each share of Series A Preferred Stock, subject to adjustment as provided in Section 9, for any period during which shares of Series A Preferred Stock are outstanding:

6 Period Conversion Price From the Original Issuance Date to but not including the seventh (7th) anniversary of the Original Issuance Date $35.00, subject to adjustment as provided in Section 8(a)(iii)(B) From and after the seventh (7th) anniversary of the Original Issuance Date to but not including the eighth (8th) anniversary of the Original Issuance Date 85% of the Conversion Price in effect immediately prior to the seventh (7th) anniversary of the Original Issuance Date From and after the eighth (8th) anniversary of the Original Issuance Date to but not including the tenth (10th) anniversary of the Original Issuance Date 85% of the Conversion Price in effect immediately prior to the eighth (8th) anniversary of the Original Issuance Date From and after tenth (10th) anniversary of the Original Issuance Date 85% of the Conversion Price in effect immediately prior to the tenth (10th) anniversary of the Original Issuance Date “Conversion Rate” has the meaning set forth in Section 6(a). “Delayed Redemption Election” has the meaning set forth in Section 8(a)(iii). “DGCL” has the meaning set forth in the recitals above. “Distributed Property” has the meaning set forth in Section 9(c). “Dividend Catch-Up Payment” has the meaning assigned to such term in Section 4(g). “Dividend Payment Date” means March 31, June 30, September 30 and December 31 of each year; provided that if any such Dividend Payment Date is not a Business Day, then the applicable Dividend shall be payable on the next Business Day immediately following such Dividend Payment Date, without any interest. “Dividend Payment Period” means in respect of any share of Series A Preferred Stock, the period from and including the Issuance Date of such share to, but excluding, the first Dividend Payment Date and, subsequently, in each case the period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date. “Dividend Rate” means for any Dividend Payment Period during which shares of Series A Preferred Stock are outstanding: Dividend Payment Period Dividend Rate From the Original Issuance Date to but not including the seventh (7th) anniversary of the Original Issuance Date 9.0% From and after the seventh (7th) anniversary of the Original Issuance Date to but not including the eighth (8th) anniversary of the Original Issuance Date 12.0%

7 Dividend Payment Period Dividend Rate From and after the eighth (8th) anniversary of the Original Issuance Date to but not including the ninth (9th) anniversary of the Original Issuance Date 13.0% From and after the ninth (9th) anniversary of the Original Issuance Date to but not including the tenth (10th) anniversary of the Original Issuance Date 14.0% From and after the tenth (10th) anniversary of Original Issuance Date to but not including the eleventh (11th) anniversary of Original Issuance Date 15.0% From and after the eleventh (11th) anniversary of Original Issuance Date 16.0% “Dividend Record Date” has the meaning set forth in Section 4(e). “Dividends” has the meaning set forth in Section 4(a). “Event of Default” means (i) indebtedness for borrowed money of the Company or its Subsidiaries with an aggregate principal amount of at least $40.0 million incurred, borrowed or guaranteed under the Existing Notes, or any warehouse line of credit or facility of the Company or any of its Subsidiaries, has either (x) become due prior to its stated maturity as a result of an event of default thereunder or (y) has not been paid on its stated maturity date; (ii) a failure, in any material respect, by the Company to perform or observe any covenant or agreement set forth in this Certificate of Designations, the Investment Agreement or the Registration Rights Agreement, in each case, that has not been cured or waived within ten (10) Business Days of being notified of such breach; or (iii) the representations or warranties made by the Company as set forth in Section 2.1(a), Section 2.1(c)(ii), Section 2.3, Section 2.4, Section 2.5, Section 2.8 and Section 2.11 of the Investment Agreement were false or inaccurate on the date as of which they were made and the Company does not cure such false or inaccurate representations or warranties within five (5) Business Days, but only if, in the case of this clause (iii), the facts, events and circumstances that cause such representations and warranties to be false or inaccurate have had, or would reasonably be expected to have, individually or in the aggregate, and without giving effect to any qualification or limitation as to “materiality,” “material adverse effect” or similar qualifier set forth therein, a material adverse effect on the assets, liabilities, business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or the ability of the Company to perform its obligations under or consummate the transactions contemplated by this Certificate of Designations or the Investment Agreement (or on a timely basis). “Exchange Act” means the Securities Exchange Act of 1934, as amended. “Existing Notes” means the 7.875% Senior Secured Notes due 2026 issued by Finance of America Funding LLC, the 10.000% Exchangeable Senior Secured Notes due 2029 issued by Finance of America Funding LLC, and the Unsecured Convertible Promissory Notes dated August 4, 2025, including any amendment, restatement or modification thereof, and any refinancing, extension or replacement of any of the foregoing. “Expiration Date” has the meaning set forth in Section 9(e).

8 “FOAEC” means Finance of America Equity Capital LLC or any successor thereto. “FOAEC LLCA” has the meaning set forth in Section 4(f)(i). “Holder” means a Person in whose name the shares of the Series A Preferred Stock are registered, which Person shall be treated by the Company, Transfer Agent, Registrar, paying agent and Conversion Agent as the absolute owner of the shares of Series A Preferred Stock for the purpose of making payment and settling conversions and for all other purposes; provided that, to the fullest extent permitted by law, no Person that has received shares of Series A Preferred Stock in violation of the Investment Agreement shall be a Holder, and the Transfer Agent, Registrar, paying agent and Conversion Agent, as applicable, shall not, unless directed otherwise by the Company, recognize any such Person as a Holder and the Person in whose name the shares of the Series A Preferred Stock were registered immediately prior to such transfer shall remain the Holder of such shares. “Holding Company” means any Person so long as the Company is a direct or indirect Subsidiary of such Person, and at the time the Company became a Subsidiary of such Person, no Person and no group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) (other than any Permitted Holder), shall have beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), directly or indirectly, of more than 50.0% of the total voting power of the Voting Stock of such Person. “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder. “Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that does not have a material relationship with the Company and which is consented to in writing by the Investor Parties (such consent not to be unreasonably withheld). “Investment Agreement” means that certain Investment Agreement between the Company and the Investors listed on Schedule A thereto, dated as of December 11, 2025, as it may be amended, supplemented or otherwise modified from time to time. “Investor” means each of the Investors listed on Schedule A to the Investment Agreement. “Investor Board Rights Period” means, to the extent any shares of Series A Preferred Stock remain outstanding as of the seventh (7th) anniversary of the Original Issuance Date, the period beginning on the seventh (7th) anniversary of the Original Issuance Date and ending on the date when no shares of Series A Preferred Stock remain outstanding. “Investor Designee” means an individual designated in writing by an Investor Party and reasonably acceptable to the Board (and the Nominating and Corporate Governance

9 Committee of the Board) to be elected or nominated by the Company for election as a director on the Board or to be appointed to serve as a non-voting observer on the Board, as applicable. “Investor Party” means each Investor and each transferee of each Investor to whom shares of Series A Preferred Stock or Common Stock are transferred in accordance with the Investment Agreement. “Issuance Date” means, with respect to any share of Series A Preferred Stock, the date of issuance of such share. “Junior Stock” has the meaning set forth in Section 2(c). “Last Reported Sale Price” per share of Common Stock on any date means: (1) the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the Relevant Exchange; (2) if the Common Stock is not listed for trading on a Relevant Exchange on such date, the last quoted bid price for the common stock in the over-the-counter market on such date as reported by OTC Markets Group Inc. or a similar organization; and (3) if the Common Stock is not so quoted, the average of the mid-point of the last bid and ask prices for the common stock on such date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose. “Libman Parties” means, individually or collectively, Brian Libman and any of his family members, any trust, investment fund, co-investment vehicles and/or other similar vehicles or accounts, in each case managed or advised by Brian Libman or one or more or his family members or one or more of his Affiliates, or any successors of any of the foregoing. “Liquidation Event” has the meaning set forth in Section 5. “Liquidation Preference” means, for each share of Series A Preferred Stock, an amount in cash equal to (i) $1,000 plus (ii) any Unpaid Dividends plus (iii) the As-Converted Value plus (iv) for clarity only if greater than $0, the Make-Whole Amount. “Make-Whole Amount” means for each share of Series A Preferred Stock, an amount in cash, which shall in no event be less than $0, equal to (x) $500 per such share of Series A Preferred Stock less (y) the sum of (i) the aggregate amount of Dividends previously paid in cash on such share of Series A Preferred Stock since the Original Issuance Date, (ii) any Unpaid Dividends and (iii) the As-Converted Value. “Mandatory Redemption” has the meaning set forth in Section 8(b). “Mandatory Redemption Event” has the meaning set forth in Section 8(b). “Mandatory Redemption Price” has the meaning set forth in Section 8(b). “Market Capitalization” means, as of any date of determination, an amount equal to the product of (i) the VWAP per share of the Company’s Class A Common Stock measured

10 over the most recently ended twenty (20) consecutive Trading Days multiplied by (ii) the total shares of Class A Common Stock outstanding (on an as-exchanged basis assuming the Common Units of FOAEC (other than those held by the Company or its Subsidiaries) were converted into shares of Class A Common Stock on a one-for-one basis). “Market Disruption Event” means any of the following events: (a) any suspension of, or limitation imposed on, trading of the Common Stock by any exchange or quotation system on which the Closing Price is determined pursuant to the definition of the term “Closing Price” (the “Relevant Exchange”) during the one- hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per share of Common Stock, any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day) and whether by reason of movements in price exceeding limits permitted by the Relevant Exchange as to securities generally, or otherwise relating to the Common Stock or options contracts or futures contracts relating to the Common Stock on the Relevant Exchange; or (b) any event that disrupts or impairs (as determined by the Company in its reasonable discretion) the ability of market participants during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per share of Common Stock, any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day) in general to effect transactions in, or obtain market values for, the Common Stock on the Relevant Exchange or to effect transactions in, or obtain market values for, options contracts or futures contracts relating to the Common Stock on the Relevant Exchange. “Maximum Conversion Price” means $39.99, subject to adjustment as provided in Section 9. “Maximum Dividend Rate” means 16.0%. “Minimum Conversion Price” means (x) in the case of any Event of Default that occurs prior to the 7th anniversary of the Original Issuance Date, a price equal to the product of (a) 61.4125% multiplied by (b) the applicable Conversion Price at the time of the Event of Default, and (y) in the case of any Event of Default that occurs on or after the 7th anniversary of the Original Issuance Date, a price equal to the product of (a) 61.4125% multiplied by (b) the applicable Conversion Price in effect immediately prior to the 7th anniversary of the Original Issuance Date. “Notice of Company Redemption” has the meaning set forth in Section 8(a)(ii). “Notice of Mandatory Redemption” has the meaning set forth in Section 8(b)(i). “NYSE” means the New York Stock Exchange. “Officer’s Certificate” means a certificate signed by the Chief Executive Officer, the Chief Financial Officer, the Secretary, or any President or Vice President of the Company.

11 “Omnibus Plan” has the meaning set forth in Section 4(f)(ii). “OpCo Mirror Preferred Units” means units of preferred interests in FOAEC with economic terms that materially mirror those of the Series A Preferred Stock. “Open of Business” refer to 9:00 a.m., New York City time. “Optional Redemption Start Date” has the meaning set forth in Section 8(a)(i). “Original Issuance Date” means the “Closing Date” as defined in the Investment Agreement. “Parity Securities” means, in the case of the Company, Parity Stock and any other securities (including debt or equity instruments convertible or exchangeable for securities) ranking pari passu in right of payment to the Series A Preferred Stock upon liquidation, or, subject to exceptions provided in Section 4(f) with respect to dividend and distribution rights, and in the case of FOAEC, securities (including debt or equity instruments convertible or exchangeable for securities) ranking pari passu in right of payment to the OpCo Mirror Preferred Units upon liquidation, or, subject to analogous exceptions to those provided in Section 4(f) described above, with respect to dividend and distribution rights. “Parity Stock” has the meaning set forth in Section 2(a). “Permitted Holders” means any of (i) each of the Libman Parties and any of their Affiliates, (ii) any Person who is acting solely as an underwriter in connection with a public or private offering of Capital Stock of the Company, (iii) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing, any Holding Company or any Permitted Plan are members and any member of such group; provided, that in the case of such group and without giving effect to the existence of such group or any other group, Persons referred to in subclauses (i) through (iii), collectively, have beneficial ownership of more than 50.0% of the total voting power of the Voting Stock of the Company held by such group, (iv) any Holding Company and (v) any Permitted Plan. “Permitted Junior Payments” has the meaning set forth in Section 4(f)(viii). “Permitted Plan” means any employee benefits plan of the Company or any of its Affiliates and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan. “Person” means any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or any other entity. “Preferred Stock” has the meaning set forth in the recitals above. “Purchase Price” for each share of Series A Preferred Stock means $1,000 per share.

12 “Quarterly Dividend Amount” means, with respect to any share of Series A Preferred Stock, as of any date, the product of (i) $1,000 multiplied by (ii) one-fourth (1/4th) of the applicable Dividend Rate. “Record Date” means, with respect to any dividend, distribution or other transaction or event in which holders of Common Stock have the right to receive any cash, securities or other property or in which Common Stock is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board or by statute, contract or otherwise). “Redemption Date” means, with respect to each share of Series A Preferred Stock, the date on which the Company makes the payment in full of the Redemption Price or the Mandatory Redemption Price for each such share either to the Holder of such share or to the Transfer Agent, irrevocably, for the benefit of such Holder. “Redemption Price” has the meaning set forth in Section 8(a)(i). “Reference Property” has the meaning set forth in Section 11(a). “Registrar” means the Transfer Agent acting in its capacity as registrar for the Series A Preferred Stock, and its successors and assigns. “Registration Rights Agreement” means that certain Registration Rights Agreement between the Company and the Holders party thereto, dated as of December 15, 2025, as it may be amended, supplemented or otherwise modified from time to time. “Relevant Exchange” has the meaning set forth in the definition of the term “Market Disruption Event.” “Restricted Junior Stock Payment” means any dividend, redemption, purchase or other payment or distribution in respect of Junior Stock in an amount greater than $25.0 million that is funded with the net proceeds from (or equal to) the substantially concurrent issuance of Senior Securities or Parity Securities. “Senior Securities” means, in the case of the Company, Senior Stock and any other securities (including debt or equity instruments convertible or exchangeable for securities) ranking senior in right of payment to the Series A Preferred Stock upon liquidation, or, subject to exceptions provided in Section 4(f) with respect to dividend and distribution rights, and in the case of FOAEC, securities (including debt or equity instruments convertible or exchangeable for securities) ranking senior in right of payment to the OpCo Mirror Preferred Units upon liquidation, or, subject to analogous exceptions to those provided in Section 4(f) described above, with respect to dividend and distribution rights. “Senior Stock” has the meaning set forth in Section 2(b). “Separation Event” has the meaning set forth in Section 12.

13 “Series A Preferred Stock” has the meaning set forth in Section 1. “Specified Corporate Event” has the meaning set forth in Section 11(a). “Spin-Off” has the meaning set forth in Section 9(c). “Subsidiary”, when used with respect to any Person, means any corporation, limited liability company, partnership, association, trust or other entity of which (i) securities or other ownership interests representing more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) or (ii) sufficient voting rights to elect at least a majority of the board of directors or other governing body are, as of such date, owned by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. “Trading Day” means a Business Day on which the Relevant Exchange is scheduled to be open for business and on which there has not occurred a Market Disruption Event. “Transfer Agent” means the Person acting as Transfer Agent, Registrar and paying agent and Conversion Agent for the Series A Preferred Stock, and its successors and assigns. The Transfer Agent initially shall be Continental Stock Transfer and Trust Company. “Trigger Event” has the meaning set forth in Section 9(c). “Unit of Reference Property” has the meaning set forth in Section 11(a). “Unpaid Dividends” means, as of any date, with respect to any share of Series A Preferred Stock, collectively, without duplication, (i) all Accrued Dividends on such share as of such date, (ii) all other Dividends that have accrued on such share pursuant to Section 4(a), whether or not declared, but that have not, as of such date, been paid in cash and (iii) all other dividends, if any, that have been approved by the Board of the Company and declared on such share, but that have not, as of such date, been paid. For clarity, “Unpaid Dividends” does not include the amount of any Dividend Catch-Up Payments which may be payable upon the conversion of a share of Series A Preferred Stock pursuant to Section 6. “Valuation Period” has the meaning set forth in Section 9(c). “Voting Cap” has the meaning set forth in Section 13(a). “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of such Person. “VWAP” per share of Common Stock on any Trading Day means the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the Company and consented to in writing by the Investor Parties) (or its equivalent successor if such page is not available) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted

14 average price is unavailable, the market price of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by an Independent Financial Advisor retained for such purpose by the Company). SECTION 4. Dividends. Holders shall be entitled to receive cumulative dividends of the type and in the amount determined as set forth in this Section 4 (such dividends, “Dividends”). (a) Accrual of Dividends. Dividends on each share of Series A Preferred Stock (i) shall accrue on a daily basis from and including the Issuance Date of such share, whether or not declared and whether or not the Company has assets legally available to make payment thereof, at a rate equal to the applicable Dividend Rate and (ii) shall be payable in cash quarterly in arrears, if, as and when authorized by the Board, or any duly authorized committee thereof, and declared by the Company, on each Dividend Payment Date, commencing on the first Dividend Payment Date following the Issuance Date of such share. Dividends shall accumulate from the most recent date through which Dividends shall have been paid, or, if no Dividends have been paid, from the Issuance Date. The amount of Dividends accruing with respect to any share of Series A Preferred Stock for any day, for all purposes under this Certificate of Designations, shall be determined by dividing (x) the Quarterly Dividend Amount as of such day by (y) the actual number of days in the Dividend Payment Period in which such day falls. The amount of Dividends accrued with respect to any share of Series A Preferred Stock for any Dividend Payment Period shall equal the sum of the daily Dividend amounts accrued in accordance with the prior sentence of this Section 4(b) with respect to such share during such Dividend Payment Period. For the avoidance of doubt, for any share of Series A Preferred Stock with an Issuance Date that is not a Dividend Payment Date, the amount of Dividends payable with respect to the initial Dividend Payment Period for such share shall equal the product of (A) the daily accrual determined as specified in the prior sentence, assuming a full Dividend Payment Period in accordance with the definition of such term, and (B) the number of days from and including such Issuance Date to but excluding the next Dividend Payment Date. (b) Payment of Dividend. With respect to any Dividend Payment Date, the Company will pay, to the extent permitted by applicable law, in the Board’s sole discretion, Dividends on each share of Series A Preferred Stock in cash, if, as when and to the extent declared by the Board, or any duly authorized committee thereof; provided that Dividend payments shall be aggregated per Holder and shall be made to the nearest cent (with $.005 being rounded upward). (c) Arrearages. With respect to any Dividend Payment Date for which the Company does not for any reason (including because payment of any such Dividends are prohibited by law) pay in cash all Dividends that accrued during the relevant Dividend Payment Period, any such accrued and unpaid Dividends on a share of the Series A Preferred Stock (“Accrued Dividends”) shall continue to accrue and cumulate at a rate per annum that in no event shall exceed the Maximum Dividend Rate, but subject to such limit, shall be equal to (i) the applicable Dividend Rate plus (ii) 2.0%, until such failure is cured, payable quarterly in arrears on each Dividend Payment Date, for the period from and including the first Dividend Payment Date (or the Issuance Date, as applicable) upon which the Company fails to pay a full Dividend on the Series A Preferred Stock through but not including the latest of the day upon which the

15 Company pays in accordance with this Section 4 all such Accrued Dividends and any other Dividends on the Series A Preferred Stock that are then in arrears. For the avoidance of doubt and notwithstanding anything otherwise to the contrary, in no event shall the Dividend Rate applicable to Accrued Dividends that are then in arrears exceed the Maximum Dividend Rate. (d) Record Date. Each Dividend shall be paid pro rata to the Holders entitled thereto. The record date for payment of Dividends that are declared and paid on any relevant Dividend Payment Date will be the Close of Business on the fifteenth (15th) day of the calendar month which contains the relevant Dividend Payment Date (each, a “Dividend Record Date”), and the record date for payment of any Accrued Dividends that were not declared and paid on any relevant Dividend Payment Date will be the Close of Business on the date that is established by the Board, or a duly authorized committee thereof, as such, which will not be more than forty- five (45) days prior to the date on which such Dividends are paid (each, an “Accrued Dividend Record Date”), in each case whether or not such day is a Business Day. (e) Priority of Dividends. So long as any shares of Series A Preferred Stock remain outstanding, unless full Dividends on all outstanding shares of Series A Preferred Stock have been declared and paid in cash, including any Accrued Dividends or any other accrued and unpaid Dividends on the Series A Preferred Stock, or have been or contemporaneously are declared and a sum sufficient for the payment of those Dividends has been or is set aside for the benefit of the Holders, the Company may not declare any cash dividend on, or make any cash distributions relating to, Junior Stock or Parity Stock, or redeem, purchase, acquire (either directly or through any Subsidiary) or make a liquidation payment relating to, any Junior Stock or Parity Stock, other than: (i) distributions of tax distribution amounts received from FOAEC pursuant to the Amended and Restated Limited Liability Company Agreement, dated as of April 1, 2021, of FOAEC, and as amended to the date of the Original Issuance Date (the “FOAEC LLCA”); (ii) the net share settlement of equity-based awards granted under the Finance of America Companies Inc. 2021 Omnibus Incentive Plan (the “Omnibus Plan”) (or any successor or similar plan) in order to satisfy associated tax obligations; (iii) distributions of Junior Stock or rights to purchase Junior Stock or with the net proceeds of a substantially contemporaneous sale of other shares of Junior Stock (provided that in the case of this clause (iii) the Conversion Price is equitably adjusted to account for such distributions as provided in Section 9); (iv) an exchange or conversion of any class or series of Parity Stock or Junior Stock for any other class or series of Parity Stock (in the case of Parity Stock) or Junior Stock (in the case of Parity Stock or Junior Stock), in each case, pursuant to the express exchange or conversion provisions set forth in such Parity Stock or Junior Stock, which exchange or conversion does not result in the payment or distribution of any cash in connection therewith (other than any payment in lieu of fractional shares); or

16 (v) purchases of fractional interests in shares of Parity Stock or Junior Stock pursuant to the conversion or exchange provisions of such Parity Stock or Junior Stock or the security being converted or exchanged (such transactions contemplated by clauses (i) through (v) collectively, the “Permitted Junior Payments”). Notwithstanding the foregoing, for so long as any shares of Series A Preferred Stock remain outstanding, if dividends are not declared and paid in full upon such shares of Series A Preferred Stock and any Parity Stock, all dividends declared upon such shares of Series A Preferred Stock and any Parity Stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that all accrued and unpaid dividends as of the end of the most recent Dividend Payment Period per share of Series A Preferred Stock and accrued and unpaid dividends as of the end of the most recent dividend period per share of any Parity Stock bear to each other. (f) Conversion or Redemption Following a Record Date. If the Conversion Date or Redemption Date for any shares of Series A Preferred Stock is prior to the Close of Business on a Dividend Record Date or an Accrued Dividend Record Date, the Holder of such shares will not be entitled to any dividend in respect of such Dividend Record Date or Accrued Dividend Record Date, as applicable, other than through the payment of such Accrued Dividends as provided under Section 6(a) and the inclusion of Accrued Dividends in the calculation under Section 8, as the case may be as applicable. If the Conversion Date or Redemption Date for any shares of Series A Preferred Stock is after the Close of Business on a Dividend Record Date or an Accrued Dividend Record Date but prior to the corresponding payment date for such dividend, the Holder of such shares as of such Dividend Record Date or Accrued Dividend Record Date, as applicable, shall be entitled to receive such dividend, notwithstanding the conversion or redemption of such shares prior to the applicable Dividend Payment Date; provided that the amount of such Dividend shall not be included for the purpose of determining the amount of Accrued Dividends payable under Section 6(a) or included in the calculation under Section 8, as the case may be as applicable, with respect to such Conversion Date or Redemption Date, respectively. (g) Common Dividends. Subject to the provisions of this Section 4 and Section 9, dividends or distributions may be authorized by the Board, or any duly authorized committee thereof, and declared and paid by the Company, or any duly authorized committee thereof, on any Senior Stock, Junior Stock and Parity Stock or any other Common Stock from time to time, and the Series A Preferred Stock will not be entitled to participate in any such dividend or distribution; provided that at the time of such authorization, other than with respect to Permitted Junior Payments or any such dividend or distribution in respect of Senior Stock that is expressly senior in right of payment to the Series A Preferred Stock, the Board or such committee authorizes an equivalent payment on the Series A Preferred Stock payable upon conversion of the Series A Preferred Stock (a “Dividend Catch-Up Payment”), such that the kind and amount of consideration payable per share of Series A Preferred Stock in such Dividend Catch-Up Payment is the same kind and amount of consideration that would be payable in the applicable dividend or distribution (the “Common Dividend”) in respect of a number of shares of Common Stock that would be issuable upon conversion of a share of Series A Preferred Stock (pursuant to Section 6 without regard to any of the limitations on convertibility contained therein) immediately prior to the Record Date for such Common Dividend. Any Dividend

17 Catch-Up Payment pursuant to this Section 4(g) shall be payable only upon conversion of a share of Series A Preferred Stock in accordance with Section 6; provided that by written notice to the Company delivered within five (5) Business Days following the date that the applicable Common Dividend has been declared and noticed (by press release or other means of broad public dissemination), Holders representing a majority of the outstanding shares of Series A Preferred Stock may elect to waive such Dividend Catch-Up Payment, in which event the Conversion Price shall be subject to adjustment in connection with the payment of such Common Dividend as provided in Section 9. Notwithstanding anything otherwise to the contrary, without the consent of Holders representing a majority of the outstanding shares of Series A Preferred Stock, the Company may not declare or pay (i) any dividend or distribution on its Class A Common Stock or (ii) any extraordinary dividend or distribution that is not expressly provided for in the terms of any Senior Stock, Parity Stock or Junior Stock (other than Permitted Junior Payments), in each case to the extent that such dividend or distribution would cause the aggregate amount of dividends or distributions paid on its Class A Common Stock, Senior Stock, Parity Stock and Junior Stock, collectively, for the four consecutive fiscal quarters most recently ended prior to the date such dividend or distribution is declared to exceed the Common Dividend Cap. SECTION 5. Liquidation Rights. For so long as any shares of Series A Preferred Stock remain outstanding, in the event of (i) any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, (ii) any Change of Control, or (iii) any Event of Default (each, a “Liquidation Event”), unless and until the Liquidation Preference for each share of Series A Preferred Stock has been paid in full to holders of shares of Series A Preferred Stock out of assets legally available therefor, the Company may not make or set aside for the holders of any Junior Stock any distribution or payment out of the assets of the Company. To the extent the Liquidation Preference for each share of Series A Preferred Stock is paid in full, Holders of shares of Series A Preferred Stock shall not be entitled to any further payments in the event of any Liquidation Event and will have no right or claim to any of the Company’s remaining assets. SECTION 6. Right of the Holders to Convert. (a) Each Holder shall have the right at any time, at such Holder’s option, subject to the conversion procedures set forth in Section 7, to convert each share of such Holder’s Series A Preferred Stock at such time (including following the delivery of any Notice of Company Redemption) into (i) the number of shares of Class A Common Stock equal to the quotient of (x) $1,000 divided by (y) the Conversion Price as of the applicable Conversion Date (such quotient, subject to adjustment herein, the “Conversion Rate”) plus (ii) a payment in cash equal to any Accrued Dividends as of the applicable Conversion Date; plus (iii) any Dividend Catch-Up Payments payable in accordance with Section 4(g); provided that no such conversion by any Holder shall be permitted until the expiration or early termination of the applicable waiting period, if any, under the HSR Act (if required in the reasonable determination of the applicable Holder) with respect to any conversion of the Series A Preferred Stock by such Holder. The right of conversion may be exercised as to all or any portion of such Holder’s Series A Preferred Stock from time to time in accordance with this Section 6; provided that, in each case, no right of conversion may be exercised by a Holder in respect of fewer than 1,000 shares

18 of Series A Preferred Stock (unless such conversion relates to all shares of Series A Preferred Stock held by such Holder). (b) The Company shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in the carrying out of all the provisions of this Certificate of Designations. The Company shall at all times reserve and keep available out of its authorized and unissued Class A Common Stock, solely for issuance upon the conversion of the Series A Preferred Stock, such number of shares of Class A Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series A Preferred Stock then outstanding. Any shares of Class A Common Stock issued upon conversion of Series A Preferred Stock shall be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. (c) Notwithstanding anything set forth otherwise to the contrary herein or in the Investment Agreement, a Holder’s Series A Preferred Stock shall not be convertible at the option of such Holder, at the option of the Company or otherwise, to the extent that, after giving effect to such conversion, such Holder, together with such Holder’s Affiliates, and any other persons acting as a group (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) together with such Holder or any of such Holder’s Affiliates, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 9.49% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion (the “Beneficial Ownership Limitation”). The Beneficial Ownership Limitation may be increased or decreased by a Holder or the provisions of this Section may be waived by a Holder (but, in each case, only as to itself and not to any other Holder) upon not less than sixty-one (61) days prior notice to the Company. Other Holders shall be unaffected by any such waiver. For the avoidance of doubt, the conversion of any portion of the Preferred Stock which would not violate the terms of this section shall be permitted. Notwithstanding the foregoing, the Beneficial Ownership Limitation will not apply to any transferee that is not an Affiliate of the Sponsor (as defined in the Investment Agreement) or an Investor listed on Schedule A of the Investment Agreement as of the date hereof unless otherwise agreed to by such transferee. SECTION 7. Conversion Procedures and Effect of Conversion. Conversion Procedure. A Holder must do each of the following in order to convert shares of Series A Preferred Stock pursuant to this Section 7(a): (i) in the case of a conversion pursuant to Section 6(a), complete and manually sign the conversion notice provided by the Conversion Agent (the “Conversion Notice”), and deliver such notice to the Conversion Agent; provided that a Conversion Notice may be conditional (which condition may be a condition subsequent) on the completion of a Change of Control or other corporate transaction or other event or period of time; (ii) deliver to the Conversion Agent the certificate or certificates (if any) representing the shares of Series A Preferred Stock to be converted;

19 (iii) if required, furnish appropriate endorsements and transfer documents; and (iv) if required, pay any stock transfer, documentary, stamp or similar taxes not payable by the Company pursuant to Section 22. The “Conversion Date” means the date on which such Holder complies with the procedures in this Section 7(a) (including the satisfaction of any conditions to conversion set forth in the Conversion Notice). (b) Effect of Conversion. Effective immediately prior to the Close of Business on the Conversion Date applicable to any shares of Series A Preferred Stock, Dividends shall no longer accrue or be declared on any such shares of Series A Preferred Stock, and such shares of Series A Preferred Stock shall cease to be outstanding. (c) Record Holder of Underlying Securities as of Conversion Date. The Person or Persons entitled to receive the Class A Common Stock and, to the extent applicable, cash, securities or other property issuable upon conversion of Series A Preferred Stock on a Conversion Date shall be treated for all purposes as the record holder(s) of such shares of Class A Common Stock and/or cash, securities or other property as of the Close of Business on such Conversion Date. As promptly as practicable on or after the Conversion Date and, if applicable, compliance by the applicable Holder with the relevant procedures contained in Section 7(a) (and in any event no later than three (3) Trading Days thereafter; provided, however, that if a written notice from the Holder in accordance with Section 7(a)(i) specifies a date of delivery for any shares of Common Stock, such shares shall be delivered on the date so specified, which shall be no earlier than the second (2nd) Business Day immediately following the date of such notice), the Company shall issue the number of whole shares of Class A Common Stock issuable upon conversion (and deliver payment of cash in lieu of fractional shares) and, to the extent applicable, any cash, securities or other property issuable thereon. Such delivery of shares of Class A Common Stock, securities or other property shall be made by book-entry or, at the request of the Holder, by delivering a notice to the Conversion Agent, through the facilities of The Depository Trust Company (to the extent such shares, securities and/or other property is eligible for clearance through the facilities of The Depository Trust Company) or in certificated form. Any such certificate or certificates shall be delivered by the Company to the appropriate Holder on a book-entry basis, through the facilities of The Depository Trust Company, or by mailing certificates evidencing the shares to the Holders, in each case at their respective addresses as set forth in the Conversion Notice. In the event that a Holder shall not by written notice designate the name in which shares of Class A Common Stock (and payments of cash in lieu of fractional shares) and, to the extent applicable, cash, securities or other property to be delivered upon conversion of shares of Series A Preferred Stock should be registered or paid, or the manner in which such shares, cash, securities or other property should be delivered, the Company shall be entitled to register and deliver such shares, securities or other property, and make such payment, in the name of the Holder and in the manner shown on the records of the Company. (d) Status of Converted or Reacquired Shares. Shares of Series A Preferred Stock converted in accordance with this Certificate of Designations, or otherwise acquired by the

20 Company in any manner whatsoever, shall be retired promptly after the conversion or acquisition thereof, and may not be reissued as shares of Series A Preferred Stock. All such shares shall, upon their retirement and any filing required by the DGCL, become authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board pursuant to the provisions of the Certificate of Incorporation. (e) Partial Conversion. In case any certificate for shares of Series A Preferred Stock shall be surrendered for partial conversion, the Company shall, at its expense, execute and deliver to or upon the written order of the Holder of the certificate so surrendered a new certificate for the shares of Series A Preferred Stock not converted. SECTION 8. Redemption. (a) Redemption at the Option of the Company. (i) Subject to Section 8(a)(iii) below, at any time on or following the fourth (4th) anniversary of the Original Issuance Date (the “Optional Redemption Start Date”), the Company shall have the right to redeem, in whole but not in part, the shares of Series A Preferred Stock of any and all Holders outstanding at such time at a redemption price per share equal to the sum of (A) $1,000 plus (B) any Unpaid Dividends as of the applicable Redemption Date (the “Redemption Price”). (ii) To exercise its optional redemption right pursuant to this Section 8(a), the Company shall deliver written notice thereof (a “Notice of Company Redemption”) to all Holders at any time on or following the date that is ninety (90) days prior to the Optional Redemption Start Date specifying a redemption date (the “Redemption Date”) that is ninety (90) calendar days after the date of such notice (or if such date is not a Business Day, the next succeeding Business Day). The Notice of Company Redemption shall indicate the Redemption Price and contain instructions whereby Holders will surrender to the Transfer Agent all shares of Series A Preferred Stock. (iii) Within thirty (30) days of receipt of a Notice of Company Redemption, Holders representing a majority of the outstanding shares of Series A Preferred Stock may, in their sole discretion, elect to delay the Optional Redemption Start Date (each such election, a “Delayed Redemption Election”) with respect to such Holders’ shares of Series A Preferred Stock by providing written notice to the Company. (A) In the event of a valid Delayed Redemption Election, the Notice of Company Redemption and the original Redemption Date shall be rescinded and the new Optional Redemption Start Date shall be one (1) year after the Redemption Date specified in the original Notice of Company Redemption. From and after the new Optional Redemption Start Date, the Company may again exercise its optional redemption right by delivering a new Notice of Company Redemption in accordance with the provisions of paragraph (ii) above, subject to the ability of Holders to elect an additional Delayed Redemption Election.

21 Notwithstanding anything otherwise to the contrary, (x) Holders shall not be entitled to make more than three (3) Delayed Redemption Elections and (y) the Optional Redemption Start Date may not be delayed beyond the seventh (7th) anniversary of the Original Issuance Date. (B) Subject to paragraph (C) below, from and after the date of a valid Delayed Redemption Election, the applicable Conversion Price shall increase by the additional amount set forth below based on the adjusted Optional Redemption Start Date as follows: Optional Redemption Start Date Increase to Conversion Price Any time from and after fifth (5th) anniversary of the Original Issuance Date but prior to sixth (6th) anniversary thereof $1.00 Any time from and after sixth (6th) anniversary of the Original Issuance Date but prior to seventh (7th) anniversary thereof $2.00 The seventh (7th) anniversary of Original Issuance Date $3.00 (C) For the avoidance of doubt and notwithstanding anything otherwise to the contrary, in no event shall the Conversion Price exceed the Maximum Conversion Price. (iv) On the applicable Redemption Date, the Company shall deliver or cause to be delivered to each Holder that has complied with the instructions set forth in the applicable Notice of Company Redemption, cash by wire transfer in an amount equal to the Redemption Price of the shares of Series A Preferred Stock in respect of which such Holder has complied with such instructions in accordance herewith. (b) Mandatory Redemption. Notwithstanding anything to the contrary in this Section 8, in the event of (i) the completion of a Change of Control transaction that has been approved by the Board of the Company or (ii) a Restricted Junior Stock Payment (each, a “Mandatory Redemption Event”), the Company shall redeem (a “Mandatory Redemption”) all of the then outstanding shares of Series A Preferred Stock (provided that (x) in the case of such Change of Control transaction, to the extent such shares are not converted in connection with such Change of Control transaction and (y) in the case of a Restricted Junior Stock Payment, the Holder of such shares has not elected that such shares not be redeemed as contemplated below) at a redemption price per share (the “Mandatory Redemption Price”) equal to the Liquidation Preference. Holders of shares of Series A Preferred Stock that are redeemed by the Company shall not be entitled to any further payments in the event of any Mandatory Redemption Event other than what is expressly provided for in this Section 8(b) and will have no right or claim with respect to such redeemed shares to any other assets of the Company. (i) Within thirty (30) days following the occurrence of a Mandatory Redemption Event, the Company shall deliver a written notice thereof (a “Notice of Mandatory Redemption”) to the Holders and the Transfer Agent. The Notice of Mandatory Redemption shall specify a Redemption Date not less than ten (10) nor more

22 than sixty (60) days after the date of the Notice of Mandatory Redemption, and may be issued in advance of and conditioned upon the occurrence of the applicable Mandatory Redemption Event. The Notice of Mandatory Redemption shall indicate the Mandatory Redemption Price and contain instructions whereby Holders will surrender to the Transfer Agent all shares of Series A Preferred Stock. (ii) Within five (5) Business Days following the receipt of a Notice of Mandatory Redemption relating to a Restricted Junior Stock Payment, any Holder may by written notice to the Company elect that its shares of Series A Preferred Stock not be redeemed, in which case such shares shall not be redeemed on the applicable Redemption Date and shall remain outstanding. (iii) On the applicable Redemption Date, the Company shall deliver or cause to be delivered to each Holder that has complied with the instructions set forth in the applicable Notice of Mandatory Redemption, cash by wire transfer in an amount equal to the Mandatory Redemption Price of the shares of Series A Preferred Stock in respect of which such Holder has complied with such instructions in accordance herewith. For the avoidance of doubt, a Holder shall have no right to delay the date on which a Mandatory Redemption may be exercised. (c) Effect of Redemption. With respect to any share of Series A Preferred Stock specified to be redeemed by the Company pursuant to Section 8(a) or Section 8(b) and which has been redeemed in accordance with the provisions of this Section 8, or for which the Company has irrevocably deposited an amount equal to the Redemption Price or the Mandatory Redemption Price, as the case may be, in respect of such share with the Transfer Agent, then (i) Dividends shall cease to accrue on such share, (ii) such share shall no longer be deemed outstanding and (iii) all rights hereunder with respect to such share shall cease and terminate, in each case, on the applicable Redemption Date. SECTION 9. Adjustments. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make an adjustment to the Conversion Rate (i) with respect to any dividend or distribution that results in a Divided Catch-Up Payment (as provided in Section 4(g)), if Holders of the Series A Preferred Stock are entitled to (and have not waived) such Dividend Catch-Up Payment payable upon conversion in accordance with Section 6 or (ii) if Holders of the Series A Preferred Stock participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Series A Preferred Stock, in any of the transactions described in this Section 9, without having to convert their shares of Series A Preferred Stock, as if they held a number of shares of Common Stock equal to the Conversion Rate calculated in accordance with Section 6(a) multiplied by the number of shares of Series A Preferred Stock. (a) If the Company exclusively issues shares of Common Stock as a dividend or distribution on shares of Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula: CR1 = CR0 x [OS1 / OS0]

23 where, CR0 = the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or share combination, as applicable; CR1 = the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or effective date, as applicable; OS0 = the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date or effective date, as applicable, before giving effect to such dividend, distribution, share split or share combination; and OS1 = the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination. Any adjustment made under this Section 9(a) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 9(a) is declared and results in an adjustment under this Section 9(a) but is not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of the Company determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. (b) If the Company issues to all or substantially all holders of the Common Stock any rights, options or warrants (other than any issuance pursuant to a shareholder’s rights agreement or rights plan) entitling them, for a period of not more than sixty (60) calendar days after the announcement date of such issuance, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula: CR1 = CR0 x [(OS + X) / (OS + Y)] where, CR0 = the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such issuance; CR1 = the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date; OS = the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date; X = the total number of shares of Common Stock deliverable pursuant to such rights, options or warrants; and

24 Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants. Any increase made under this Section 9(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Open of Business on the Ex-Dividend Date for such issuance. To the extent that shares of Common Stock are not delivered after the exercise of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased, effective as of the date the Board of the Company determines not to issue such rights, options or warrants, to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred. For purposes of this Section 9(b), in determining whether any rights, options or warrants entitle the holders of Common Stock to subscribe for or purchase shares of Common Stock at less than such average of the Last Reported Sale Prices per share of the Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or exchange thereof, the value of such consideration, if other than cash, to be determined by the Board of the Company. (c) If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding: (i) dividends, distributions or issuances (including share splits) described in Section 9(a) or Section 9(b); (ii) dividends or distributions paid exclusively in cash described in Section 9(d); (iii) except in the case of a Separation Event, any dividend or distribution pursuant to a shareholder’s rights agreement or rights plan (as described in this Section 9(c)); (iv) any dividends and distributions in connection with a Specified Corporate Event described under Section 11; and (v) Spin-Offs as to which the provisions set forth below in this Section 9(c) shall apply;

25 (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of the Company, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula: CR1 = CR0 x [SP / (SP – FMV)] where, CR0 = the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution; CR1 = the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date; SP = the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and FMV = the fair market value (as determined by the Board of the Company) of the Distributed Property so distributed with respect to each outstanding share of Common Stock on the Ex-Dividend Date for such distribution. Any increase made under the portion of this Section 9(c) above shall become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased, effective as of the date the Board of the Company determines not to pay or make such distribution, to be the Conversion Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP” (as defined above), in lieu of the foregoing increase, each Holder of a share of Series A Preferred Stock shall receive, in respect of each share of Series A Preferred Stock, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate as calculated in accordance with Section 6(a) as of the Ex-Dividend Date for the distribution. If the Company issues rights, options or warrants that are only exercisable upon the occurrence of certain triggering events, then: (i) the Company will not adjust the Conversion Rate pursuant to this Section 9(c) until the earliest of these triggering events occurs and (ii) the Company will readjust the Conversion Rate to the extent any of these rights, options or warrants are not exercised before they expire; provided that the rights, options or warrants trade together with the Common Stock and will be issued in respect of future issuances of shares of Common Stock. With respect to an adjustment pursuant to this Section 9(c) where there has been a payment of a dividend or other distribution on the Common Stock of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national

26 securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula: CR1 = CR0 x [(FMV + SP) / SP] where, CR0 = the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution; CR1 = the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date; FMV = the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of Common Stock (determined by reference to the definition of Last Reported Sale Price as if references therein to the Common Stock were to such Capital Stock or similar equity interest) over the first ten (10) consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and SP = the average of the Last Reported Sale Prices per share of Common Stock over the Valuation Period (as defined below). Any adjustment to the Conversion Rate under the preceding paragraph shall be made immediately after the Close of Business on the last Trading Day of the Valuation Period, but will be given effect as of the Open of Business on the Ex-Dividend Date for the Spin-Off. Because the Company will make the adjustment to the Conversion Rate at the end of the Valuation Period with retroactive effect, the Company will delay the settlement of any conversion of Series A Preferred Stock where the Conversion Date occurs during the Valuation Period. In such event, the Company shall deliver the Class A Common Stock due upon conversion on the second Business Day immediately following the last Trading Day of the Valuation Period. If such Spin- Off does not occur, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared, effective as of the date on which the Board of the Company determines not to consummate such Spin-Off. For purposes of this Section 9(c) (and subject in all respects to Section 12), rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 9(c) (and no adjustment to the Conversion Rate under this Section 9(c) will be required) until the occurrence of the

27 earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 9(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Certificate of Designations, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 9(c) was made: (A) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (B) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued. For purposes of Section 9(a), Section 9(b) and this Section 9(c), any dividend or distribution to which this Section 9(c) is applicable that also includes one or both of: (i) a dividend or distribution of shares of Common Stock to which Section 9(a) is applicable (the “Clause A Distribution”); or (ii) a dividend or distribution of rights, options or warrants to which Section 9(b) is applicable (the “Clause B Distribution”), then: (A) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 9(c) is applicable (the “Clause C Distribution”)

28 and any Conversion Rate adjustment required by this Section 9(c) with respect to such Clause C Distribution shall then be made; and (B) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 9(a) and Section 9(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex- Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the Open of Business on such Ex-Dividend Date or effective date” within the meaning of Section 9(a) or “outstanding immediately prior to the Open of Business on such Ex-Dividend Date” within the meaning of Section 9(b). (d) If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, the Conversion Rate shall be increased based on the following formula: CR1 = CR0 x [SP / (SP – C)] where, CR0 = the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution; CR1 = the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution; SP = the Last Reported Sale Price per share of Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and C = the amount in cash per share the Company distributes to all or substantially all holders of the Common Stock. Any adjustment made pursuant to this Section 9(d) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of the Company determines not to make or pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP” (as defined above), in lieu of the foregoing increase, each Holder of Series A Preferred Stock shall receive, in respect of each share of Series A Preferred Stock, at the same time and upon the same terms as holders of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock calculated in accordance with Section 6(a) on the Ex-Dividend Date for such cash dividend or distribution.

29 (e) If the Company or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for the Common Stock (other than an odd-lot tender offer), to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (such date, the “Expiration Date”), the Conversion Rate shall be increased based on the following formula: CR1 = CR0 x [(AC + (SP x OS1)) / (SP x OS0)] where, CR0 = the Conversion Rate in effect immediately prior to the Open of Business on the Trading Day next succeeding the Expiration Date; CR1 = the Conversion Rate in effect immediately after the Open of Business on the Trading Day next succeeding the Expiration Date; AC = the aggregate value of all cash and any other consideration (as determined by the Board of the Company) paid or payable for shares of Common Stock purchased or exchanged in such tender or exchange offer; OS0 = the number of shares of Common Stock outstanding immediately prior to the Expiration Date (prior to giving effect to the purchase or exchange of all shares accepted for purchase or exchange in such tender or exchange offer); OS1 = the number of shares of Common Stock outstanding immediately after the Expiration Date (after giving effect to the purchase or exchange of all shares accepted for purchase or exchange in such tender or exchange offer); and SP = the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date. Any adjustment to the Conversion Rate under this Section 9(e) shall be made at the Close of Business on the tenth (10th) Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date, but will be given effect as of the Open of Business on the Trading Day next succeeding the Expiration Date. Because the Company shall make the adjustment to the Conversion Rate at the end of the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date with retroactive effect, the Company shall delay the settlement of any conversion of Series A Preferred Stock where the Conversion Date occurs during the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date. In such event, the Company will deliver the consideration due upon conversion on the second Business Day immediately following the last Trading Day of the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

30 In the event that the Company or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all or a portion of such purchases are rescinded, then the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made or had been made only in respect of the purchases that have been effected. (f) Notwithstanding anything to the contrary in this Section 9 or any other provision of this Certificate of Designations, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date and a Holder that has converted its shares of Series A Preferred Stock on or after such Ex-Dividend Date and on or prior to the related record date would be treated as the record holder of shares of Common Stock as of the related Conversion Date as described under Section 7(c) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 9, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment. (g) All calculations and other determinations under this Section 9 shall be made by the Company and all adjustments to the Conversion Rate shall be made to the nearest one-ten thousandth (1/100,000th) of a share of Class A Common Stock. In no event will the Conversion Rate be adjusted such that the Conversion Price shall be less than the par value per share of Class A Common Stock. Notwithstanding anything in this Section 9 to the contrary, the Company shall not be required to adjust the Conversion Rate unless the adjustment would result in a change of at least 1% to the Conversion Rate. However, the Company shall carry forward any adjustment that is less than 1% of the Conversion Rate, take such carried-forward adjustments into account in any subsequent adjustment, and make such carried-forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (i) annually on the anniversary of the Original Issuance Date, (ii) upon the Conversion Date, (iii) on the date of a Notice of Company Redemption and (iv) on the date of a Notice of Mandatory Redemption. (h) In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 9, and to the extent permitted by applicable law and subject to the applicable rules of the NYSE and the New York Stock Exchange Texas, the Company from time to time may increase the Conversion Rate by any amount for a period of at least twenty (20) Business Days if the Board of the Company determines that such increase would be in the Company’s best interest. In addition, to the extent permitted by applicable law and subject to the applicable rules of the NYSE and the New York Stock Exchange Texas, the Company may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to the holders of the Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall send to the Holder of each share of Series A Preferred Stock a notice of the increase at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

31 (i) Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities. In addition, notwithstanding anything to the contrary in this Section 9, the Conversion Rate shall not be adjusted: (i) upon the issuance of shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan; (ii) upon the issuance of shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries; (iii) upon the issuance of shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the Issuance Date; (iv) for ordinary course of business stock repurchases that are not tender or exchange offers referred to in Section 9(e), including structured or derivative transactions or pursuant to a repurchase program approved by the Board of the Company; (v) solely for a change in the par value of the Common Stock; or (vi) for Accrued Dividends on the Series A Preferred Stock. (j) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Conversion Agent an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until the Conversion Agent shall have received such Officer’s Certificate, the Conversion Agent shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate (and in no event later than one (1) Business Day after delivery of such certificate to the Conversion Agent), the Company shall send a notice of such adjustment of the Conversion Rate to each Holder at its last address appearing on the register of Holders, setting forth the adjusted Conversion Rate, the date on which each adjustment becomes effective and showing in reasonable detail the facts on which that adjustment is based. Failure to deliver such notice shall not affect the legality or validity of any such adjustment. (k) For purposes of this Section 9, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company, so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

32 SECTION 10. Adjustments of Prices. Whenever any provision of this Certificate of Designations requires the Company to calculate the Last Reported Sale Prices or stock prices over a span of multiple days, the Company shall make appropriate adjustments, in good faith, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, effective date or Expiration Date of the event occurs at any time during the period when the Last Reported Sale Prices or stock prices are to be calculated. SECTION 11. Effect of Recapitalizations, Reclassifications and Changes of the Common Stock. (a) In the case of: (i) any recapitalization, reclassification or change of the Common Stock (other than changes in par value or resulting from a subdivision or combination); (ii) any consolidation, merger or other combination involving the Company; (iii) any sale, lease or other transfer or disposition to a third party of all or substantially all of the consolidated assets of the Company, taken as a whole; or (iv) any statutory share exchange, in each case, as a result of which the Common Stock would be converted into, or exchanged for stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Specified Corporate Event” and any such stock, other securities, other property or assets (including cash or any combination thereof), “Reference Property” and the amount of Reference Property that a holder of one share of Common Stock immediately prior to such Specified Corporate Event would have been entitled to receive upon the occurrence of such Specified Corporate Event, a “Unit of Reference Property”), then the Company, or the successor or purchasing corporation, as the case may be, will execute an amendment to this Certificate of Designations or other applicable documentation, satisfactory to Holders of a majority of the outstanding shares of Series A Preferred Stock, providing that, at and after the effective time of the Specified Corporate Event, the right to convert each share of Series A Preferred Stock into shares of Class A Common Stock will be changed into a right to convert such shares of Series A Preferred Stock for the kind and amount of Reference Property that a holder of a number of shares of Common Stock calculated in accordance with Section 6(a) would have been entitled to receive upon such Specified Corporate Event; provided, however, that at and after the effective time of the Specified Corporate Event: (A) the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Series A Preferred Stock in accordance with Section 6; and (B) any shares of Class A Common Stock that would have been deliverable upon conversion of the Series A Preferred Stock in accordance with Section 6 shall instead be deliverable in the Units of Reference Property that a

33 holder of that number of shares of Common Stock would have received in such Specified Corporate Event; provided, however, that if the holders of the Common Stock receive only cash in such Specified Corporate Event, then for all conversions that occur after the effective date of such Specified Corporate Event (x) the consideration due upon conversion of each share of Series A Preferred Stock shall be solely cash in an amount that the Holder would have received if such Holder owned a number of shares of Common Stock calculated in accordance with Section 6(a) on the Conversion Date and (y) the Company shall satisfy its conversion obligations under Section 6 by paying such cash to the converting Holder on the second Business Day immediately following the Conversion Date. If the Specified Corporate Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then the Reference Property into which the Series A Preferred Stock shall be convertible shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of the Common Stock. The Company shall notify Holders and the Conversion Agent in writing of the weighted average as soon as practicable after such determination. Such amendment described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Section 11. If the Reference Property in respect of any Specified Corporate Event includes shares of stock, other securities or other property or assets (other than cash) (including any combination thereof) of an entity other than the Company or the successor or purchasing corporation, as the case may be, in such Specified Corporate Event, then such other entity, if it is party to such Specified Corporate Event, shall also agree to additional provisions to protect the interests of the Holders as the Board shall reasonably consider necessary by reason of the foregoing. (b) In the event the Company shall execute an amendment pursuant to Section 11(a), the Company shall promptly file with the Conversion Agent an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or other assets (including any combination thereof) that will comprise the Reference Property after any such Specified Corporate Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly send notice thereof to all Holders. The Company shall cause notice of the execution of such amendment to be sent to each Holder within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such amendment. (c) If Series A Preferred Stock becomes convertible into the Reference Property, the Company shall notify the Conversion Agent in writing and the Company shall issue a press release containing the relevant information and publish the information on its website or through such other public medium as it may use at that time.

34 (d) None of the foregoing provisions shall affect the right of a Holder to convert its shares of Series A Preferred Stock as set forth in Section 6 prior to the effective date of such Specified Corporate Event. (e) The above provisions of this Section 11 shall similarly apply to successive Specified Corporate Events. SECTION 12. Stockholder Rights Plans. If the Company has a shareholder’s rights agreement or rights plan in effect upon conversion of the Series A Preferred Stock, Holders that convert their shares of Series A Preferred Stock shall receive, in addition to any shares of Class A Common Stock received in connection with such conversion, the appropriate number of rights under such rights agreement or rights plan, if any, and any certificate representing the shares of Class A Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such rights agreement or rights plan, as the same may be amended from time to time. However, if prior to any exchange, the rights have separated from the shares of Class A Common Stock in accordance with the provisions of the applicable shareholder’s rights agreement or rights plan (a “Separation Event”), the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of the Common Stock, Distributed Property pursuant to Section 9(c), subject to readjustment in the event of the expiration, termination or redemption of such rights. SECTION 13. Voting Rights. (a) General. The Holders shall be entitled to notice of any meeting of stockholders of the Company and, except as otherwise required by law, shall vote together with the holders of Common Stock as a single class upon any matter submitted to the stockholders for a vote. On any matter presented to the stockholders of the Company for their action or consideration at any meeting of the stockholders of the Company (or by written consent in lieu of a meeting), a Holder shall be entitled to the number of votes equal to the number of whole shares of Class A Common Stock into which the shares of Series A Preferred Stock held by such Holder are convertible on the record date for determining stockholders entitled to vote on such matter, but without regard as to whether sufficient shares of Class A Common Stock are available out of the Company’s authorized by unissued stock, for the purpose of effecting the conversion of the Series A Preferred Stock; provided that to the extent the application of the foregoing formula with respect to any Holder would result in such Holder having in excess of 4.9% of the aggregate total voting power of the outstanding shares of Common Stock, then the shares of Series A Preferred Stock resulting in the percentage in excess of 4.9% will not be entitled to vote on any matter and will not be considered to be outstanding when sending notices of a meeting of stockholders to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of quorum or for other similar purposes under the Certificate of Incorporation and Bylaws of the Company (the “Voting Cap”). (b) Adverse Changes. The affirmative vote or consent of the Holders of at least a majority of the shares of Series A Preferred Stock outstanding at such time, voting together as a separate class, given in person or by proxy, either in writing without a meeting or

35 by vote at any meeting called for the purpose, will be necessary for effecting or validating, whether or not such approval is required pursuant to the DGCL: (i) any amendment, alteration or repeal (whether by merger, consolidation or otherwise) of any provision of the Certificate of Incorporation (including this Certificate of Designations), Bylaws, or FOAEC LLCA that would reasonably be expected to have a materially adverse and disproportionate effect on the rights, preferences, privileges or powers (including voting powers) of the Series A Preferred Stock or the Holders as Holders thereof; provided, however, that, with respect to any merger, consolidation or similar transaction other than a Change of Control in which the holders of the Series A Preferred Stock receive equity securities with rights, preferences, privileges and powers (including voting power) substantially the same as those of the Series A Preferred Stock and the provisions of the certificate of incorporation and bylaws (or equivalent governing documents) of the surviving entity or successor entity in such transaction do not differ from the Certificate of Incorporation or Bylaws in any manner that would have an adverse effect, in any material respect, on the rights, preferences, privileges or powers (including voting power) of the Series A Preferred Stock or the holders thereof, such holders shall not have any voting rights as a separate class with respect to such amendment, alteration or repeal; or (ii) any entry by the Company or its Subsidiaries into a transaction or agreement with any “Related Person” as defined under Item 404(a) of Regulation S-K except in compliance with the Company’s Policy Regarding Transactions with Related Persons; and (iii) any entry by the Company or its Subsidiaries into a transaction or agreement which would, in any material respect, violate the terms of or result in a breach of the Company’s obligations under this Certificate of Designations and the Investment Agreement and/or FOAEC’s obligations under the FOAEC LLCA with respect to the OpCo Mirror Preferred Units. For purposes of this Section 13, the filing in accordance with applicable law of a certificate of designations or any similar document setting forth or changing the designations, powers, preferences, rights, qualifications, limitations and restrictions of any class or series of stock of the Company shall be deemed an amendment to the Certificate of Incorporation. (c) Each Holder of Series A Preferred Stock will have one vote per share on any matter on which Holders of Series A Preferred Stock are entitled to vote separately as a class, whether at a meeting or by written consent, and for purposes of any vote under Section 13(b), the Voting Cap will not apply. SECTION 14. Board of Directors. During the Investor Board Rights Period, (i) the Holders of a majority of the then outstanding shares of Series A Preferred Stock held by the Investor Parties shall have, at each annual meeting of the Company’s stockholders at which the Board is obligated to nominate for election or appoint an Investor Designee to the Board pursuant to and in accordance with the Investment Agreement, the exclusive right, voting

36 separately as a class, to elect or appoint such Investor Designee to the Board, irrespective of whether the Board has nominated such Investor Designee, (ii) notwithstanding anything to the contrary in the Certificate of Incorporation or Bylaws, the Investor Parties shall have the exclusive right to remove any Investor Designee at any time for any reason or no reason (with or without cause) by sending a written notice to the Company and, upon receipt of such notice by the Company, such Investor Designee shall be deemed to have resigned from the Board, and (iii) in the event of the death, disability, resignation or removal of any Investor Designee, the Investor Parties shall have the exclusive right to designate or appoint a successor to fill the vacancy created thereby. The Board and the holders of Common Stock shall not have the right to remove without cause any Investor Designee from the Board, such right of removal being vested exclusively with the Holders of a majority of the then outstanding shares of Series A Preferred Stock. Such Investor Designee shall have the right to be a member (or observer, as applicable) of each committee of the Board, subject to applicable legal and listing requirements. The Company will provide customary D&O insurance to the Investor Designee on the same terms available to the other members of the Company’s Board. SECTION 15. Preemptive Rights. Except as set forth in the Investment Agreement, the Holders shall not have any preemptive rights. SECTION 16. Default. Notwithstanding anything otherwise to the contrary herein, upon the occurrence and during the continuance of an Event of Default until such Event of Default is cured or waived (i) the Dividend Rate for all outstanding shares of Series A Preferred Stock shall automatically increase to the Maximum Dividend Rate and (ii) the Conversion Price for all outstanding shares of Series A Preferred Stock shall automatically decrease to the Minimum Conversion Price. The Company shall give written notice of any Event of Default, describing the material facts of such Event of Default and steps it intends to take to cure such Event of Default, promptly and in no event later than three (3) Business Days following the date on which the Company first becomes aware of the occurrence of such Event of Default, to each Holder of shares of Series A Preferred Stock. SECTION 17. Term. Except as expressly provided in this Certificate of Designations, the shares of Series A Preferred Stock shall not be redeemable or otherwise mature and the term of the Series A Preferred Stock shall be perpetual. SECTION 18. Creation of Capital Stock. The Board, or any duly authorized committee thereof, without the vote of the Holders, may authorize and issue additional shares of Capital Stock of the Company. SECTION 19. No Sinking Fund. Shares of Series A Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund. SECTION 20. Transfer Agent, Conversion Agent, Registrar and Paying Agent. The duly appointed Transfer Agent, Conversion Agent, Registrar and paying agent for the Series A Preferred Stock shall be Continental Stock Transfer and Trust Company. The Company may, in its sole discretion, appoint any other Person to serve as Transfer Agent, Conversion Agent, Registrar or paying agent for the Series A Preferred Stock and thereafter may remove or replace such other Person at any time. Upon any such appointment or removal, the Company shall

37 promptly (and in no event later than two (2) Business Days thereafter) send notice thereof to the Holders. SECTION 21. Replacement Certificates. Mutilated, Destroyed, Stolen and Lost Certificates. If physical certificates evidencing the Series A Preferred Stock are issued, the Company shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Transfer Agent. The Company shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Company and the Transfer Agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Transfer Agent and the Company. Any such replacement shall be done in accordance with the Bylaws of the Company. (a) Certificates Following Conversion. If physical certificates representing the Series A Preferred Stock are issued, the Company shall not be required to issue replacement certificates representing shares of Series A Preferred Stock on or after the Conversion Date applicable to such shares (except if any certificate for shares of Series A Preferred Stock shall be surrendered for partial conversion, the Company shall, at its expense, execute and deliver to or upon the written order of the Holder of the certificate so surrendered a new certificate for the shares of Series A Preferred Stock not converted). In place of the delivery of a replacement certificate following the applicable Conversion Date, the Transfer Agent, upon receipt of the satisfactory evidence and indemnity described in clause (a) above, shall deliver the shares of Common Stock issuable upon conversion of such shares of Series A Preferred Stock formerly evidenced by the physical certificate. SECTION 22. Taxes. (a) Transfer Taxes. The Company shall pay any and all stock transfer, documentary, stamp, excise and similar taxes (including any taxes imposed under Section 4501 of the Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury regulations thereunder and any similar or successor provision) that may be payable in respect of any issuance, delivery, redemption or repurchase of shares of Series A Preferred Stock or shares of Class A Common Stock or other securities issued on account of Series A Preferred Stock pursuant hereto or certificates representing such shares or securities. However, in the case of conversion of Series A Preferred Stock, the Company shall not be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Class A Common Stock or other securities to a beneficial owner other than the beneficial owner of the Series A Preferred Stock immediately prior to such conversion, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable. (b) Withholding. All payments and distributions (or deemed distributions) on the shares of Series A Preferred Stock (and on the shares of Class A Common Stock received upon their conversion) shall be subject to withholding and backup withholding of taxes to the extent required by law, subject to applicable exemptions and reductions, and amounts withheld, if any, shall be timely paid to the applicable taxing authority and to the extent so withheld paid, shall be treated as received by the Holders.

38 (c) Tax Treatment. To the fullest extent permitted by applicable law, it is intended that (i) the Series A Preferred Stock shall be treated as stock that is not “preferred stock” within the meaning of Section 305 of the Code and the Treasury Regulations issued thereunder and (ii) no Holder shall be required to include in income as a dividend (including any deemed dividend) for U.S. federal income tax purposes any income or gain in respect of the Series A Preferred Stock unless and until Dividends are declared and paid in cash in respect of such Series A Preferred Stock. SECTION 23. Notices. All notices referred to herein shall be in writing and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) Business Days after the mailing thereof if sent by registered or certified mail with postage prepaid, or by private courier service addressed: (i) if to the Company, to its office at Finance of America Companies Inc., 5830 Granite Parkway, Suite 400, Plano, Texas 75024 (Attention: General Counsel), (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Company (which may include the records of the Transfer Agent) or (iii) to such other address as the Company or any such Holder, as the case may be, shall have designated by notice similarly given. SECTION 24. Facts Ascertainable. When the terms of this Certificate of Designations refers to a specific agreement or other document to determine the meaning or operation of a provision hereof, the Secretary of the Company shall maintain a copy of such agreement or document at the principal executive offices of the Company and a copy thereof shall be provided free of charge to any Holder who makes a request therefor. The Secretary of the Company shall also maintain a written record of the Issuance Date, the number of shares of Series A Preferred Stock issued to a Holder and the date of each such issuance, and shall furnish such written record free of charge to any Holder who makes a request therefor. SECTION 25. Waiver. Notwithstanding any provision in this Certificate of Designations to the contrary, any provision contained herein and any right of the Holders of Series A Preferred Stock granted hereunder may be waived as to all shares of Series A Preferred Stock (and the Holders thereof) upon the vote or written consent of the Holders of a majority of the shares of Series A Preferred Stock then outstanding. SECTION 26. Severability. If any term of the Series A Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other terms set forth herein which can be given effect without the invalid, unlawful or unenforceable term will, nevertheless, remain in full force and effect, and no term herein set forth will be deemed dependent upon any other such term unless so expressed herein. SECTION 27. Business Opportunities. To the fullest extent permitted by Section 122(17) of the DGCL (or any successor provision) and except as may be otherwise expressly agreed in writing by the Company and the Investor Parties, the Company, on behalf of itself and its Subsidiaries, renounces any interest or expectancy of the Company and its Subsidiaries in, or in being offered an opportunity to participate in, business opportunities, that are from time to time presented to the Investor Parties or any of their respective officers, representatives, directors, agents, stockholders, members, partners, Affiliates, Subsidiaries (other than the Company and its Subsidiaries), or any of their respective designees on the Company’s Board

39 and/or any of their respective representatives who, from time to time, may act as officers of the Company, even if the opportunity is one that the Company or its Subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and no such person shall be liable to the Company or any of its Subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Company or its Subsidiaries unless, in the case of any such person who is a director or officer of the Company, such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer of the Company. Any Person purchasing or otherwise acquiring any interest in any shares of Capital Stock of the Company shall be deemed to have notice of and consented to the provisions of this Section 27. Neither the alteration, amendment or repeal of this Section 27, nor the adoption of any provision of the Certificate of Incorporation or this Certificate of Designations inconsistent with this Section 27, nor, to the fullest extent permitted by Delaware law, any modification of law, shall eliminate or reduce the effect of this Section 27 in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Section 27, would accrue or arise, prior to such alteration, amendment, repeal, adoption or modification. If any provision or provisions of this Section 27 shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Section 27 (including, without limitation, each portion of any paragraph of this Section 27 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Section 27 (including, without limitation, each such portion of any paragraph of this Section 27 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Company to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Company to the fullest extent permitted by law. This Section 27 shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director, officer, employee or agent of the Company under the Certificate of Incorporation, the Bylaws, any other agreement between the Company and such director, officer, employee or agent or applicable law. * * * This Certificate of Designations shall become effective at 8:00 a.m. (Eastern Time) on December 15, 2025. [Signature Page Follows]

[Signature Page to Certificate of Designations] IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be executed this 12th day of December, 2025. FINANCE OF AMERICA COMPANIES INC. By: /s/ Graham Fleming Name: Graham Fleming Title: Chief Executive Officer